UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2014 (April 22, 2014)

Linn Energy, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Linn Energy, LLC (“LINN”) held its annual meeting of unitholders on April 22, 2014. At that meeting LINN unitholders voted on the matters set forth below:

1.	Proposal to approve the election of each of the six nominees for the LINN board of directors to serve until the 2015 Annual Meeting of Unitholders.

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Mark E. Ellis	103,034,436	3,270,869	124,807,941
David D. Dunlap	91,061,312	15,243,993	124,807,941
Stephen J. Hadden	103,631,773	2,673,532	124,807,941
Michael C. Linn	101,682,739	4,622,566	124,807,941
Joseph P. McCoy	102,364,124	3,941,181	124,807,941
Jeffrey C. Swoveland	101,102,588	5,202,717	124,807,941

2.	Proposal to approve the ratification of the selection of KPMG LLP as independent public accountant for LINN for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstentions
270,744,010	5,958,451	1,096,054

3.	Proposal to provide a non-binding advisory vote approving LINN’s executive compensation program.

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,172,698	23,656,484	2,476,123	124,807,941

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: April 23, 2014	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary

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